EXHIBIT 99.3

OFFICERS’ CERTIFICATE AS TO COMPLIANCE

To:  The Bank of New York, as Trustee for the Trust

Bank One, National Association, for the Trust

Please refer to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) entered into by CNH Equipment Trust 2001-B.

I, Mario Ferla, hereby certify that:

1.               I am the duly appointed and acting President for Case Credit Corporation, the Servicer (the “Servicer”) under the Sale and Servicing Agreement.

2.               A review of the activities of the Servicer during the preceding 12-month period and of its performance under the Sale and Servicing Agreement has been made under my supervision.

3.               To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement throughout the applicable period. In addition, as required under the Sale and Servicing Agreement, Deloitte & Touche LLP has confirmed its independence from the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

To evidence the foregoing, I am executing this certificate with effect as of December 31, 2003.

By:	/s/ MARIO FERLA

Mario Ferla
President
(Principal Executive and Operations Officer And Director and Authorized Signatory for Case Credit Corporation)

OFFICERS’ CERTIFICATE AS TO COMPLIANCE

To:  The Bank of New York, as Trustee for the Trust

Bank One, National Association, for the Trust

Please refer to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) entered into by CNH Equipment Trust 2001-B.

I, Alberto Fornaro, hereby certify that:

1.               I am the duly appointed and acting Vice President and Chief Financial Officer for Case Credit Corporation, the Servicer (the “Servicer”) under the Sale and Servicing Agreement.

2.               A review of the activities of the Servicer during the preceding 12-month period and of its performance under the Sale and Servicing Agreement has been made under my supervision.

3.               To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement throughout the applicable period. In addition, as required under the Sale and Servicing Agreement, Deloitte & Touche LLP has confirmed its independence from the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

To evidence the foregoing, I am executing this certificate with effect as of December 31, 2003.

By:	/s/ ALBERTO FORNARO

Alberto Fornaro
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer and Authorized Signatory for Case Credit Corporation)